Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2012, relating to the December 31, 2011 and 2010 consolidated financial statements of OmniComm Systems Inc. which appears in the Form 10-K.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
September 28, 2012

1500 Gateway Boulevard, Suite 202 ● Boynton Beach, FL  33426
Telephone: (561) 752-1721 ● Fax: (561) 734-8562
www.cpawebb.com